UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE SECURITIES

EXCHANGE ACT OF 1934

Santander UK Group Holdings plc

(Exact name of registrant as specified in its charter)

England

(State or other jurisdiction of incorporation or organization)

98-1266745

(I.R.S. employer identification number)

2 Triton Square, Regent’s Place, London NW1 3AN England
+44 870 607 6000

(Address and telephone number of Registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
1.532% Fixed Rate Resetting Rate Notes due 2026	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-227554

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Santander UK Group Holdings plc (the “Registrant”) has filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933 the prospectus supplement dated August 17, 2020 (the “Prospectus Supplement”) to a prospectus dated September 27, 2018 (the “Prospectus”) included in the Registrant’s registration statement on Form F-3 (File No. 333-227554), relating to the securities to be registered hereunder (the “Notes”).

Item 1.                   Description of Registrant’s Securities to be Registered.

Reference is made to the information set forth on pages 15 through 33 of the Prospectus (under “Description of the Debt Securities”), pages 49 through 56 of the Prospectus (under “Certain Tax Considerations”), pages S-14 through S-21 of the Prospectus Supplement (under “Description of the Notes”) and pages S-22 through S-23 of the Prospectus Supplement (under “Tax Considerations”), all of which information is incorporated by reference in this registration statement.

Item 2.                   Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the SEC in connection with this Registration Statement:

1.1                               Amended and Restated Senior Debt Securities Indenture, dated as of April 18, 2017, between Santander UK Group Holdings plc, as issuer, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.4 of the Registrant’s Post-Effective Amendment No.1 to the Registration Statement on Form F-3 (File No. 333-207355), filed with the SEC on April 18, 2017).

1.2                               First Supplemental Indenture, dated as of November 3, 2017 between the Issuer and Wells Fargo Bank, National Association, as trustee, supplementing and amending the Amended and Restated Senior Debt Securities Indenture dated as of April 18, 2017 (incorporated by reference to Exhibit 4.8 of the Registrant’s Report on Form 6-K (File No. 001-37595), filed with the SEC on November 3, 2017).

1.3                               Fourth Supplemental Indenture dated August 21, 2020 by and between Santander UK Group Holdings plc and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.10 to the Registrant’s Report of Foreign Issuer on Form 6-K (File No. 001-37595), filed with the SEC on August 21, 2020).

1.4                               Form of Global Note for 1.532% Fixed Rate Resetting Notes due 2026 (included in Exhibit 1.3).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Santander UK Group Holdings plc

By:	/s/ Svjetlana Lugonjic
Name	SVJETLANA LUGONJIC
Title:	AUTHORISED ATTORNEY

Date:                  August 21, 2020